MOORE STEPHENS
CERTIFIED PUBLIC ACCOUNTANTS

905 Silvercord, Tower 2
30 Canton Road
Tsimshatsui
Kowloon
Hong Kong

Tel : (852) 2375 3180
Fax : (852) 2375 3828
E-mail : ms@ms.com.hk
www.ms.com.hk

馬施雲 會計師事務所

Your Ref:

Our Ref: 3649/2010/GEN/AFGCO04F

April 29, 2010

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549
United States of America

Dear Sir/Madam,

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-effective Amendment No. 3 of the Registration Statement of Puda Coal, Inc. on Form S-3 of our Auditors' Report, dated March 31, 2010, on the consolidated balance sheets of Puda Coal, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2009.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.

Yours faithfully,

Moore Stephens

Certified Public Accountants
Hong Kong